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                                                                    EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT
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     EMPLOYMENT AGREEMENT made effective as of this 19th day of March, 1998 by and between THE LEARNING COMPANY, INC., a Delaware corporation (the "Corporation"), and Kathryn Quinby-Johnson (the "Executive").

     WHEREAS the Corporation desires to employ the Executive in the position of Executive Vice President, Marketing or a position with similar responsibilities, and the Executive wishes to be so employed by the Corporation.

     NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                    ARTICLE I
                                   EMPLOYMENT

1.1 EMPLOYMENT AND POSITION. Effective as of the date hereof and for the Term (as defined in Section 3.1 herein), the Corporation hereby employs the Executive in the capacity of Executive Vice President, Marketing, and the Executive hereby accepts such employment, all on and pursuant to the terms and conditions set out herein.

1.2 DUTIES AND RESPONSIBILITIES. The Executive shall have such powers and duties as are customarily associated with the office or offices of the Corporation held by the Executive and as may from time to time be prescribed by the Board of Directors of the Corporation (the "Board") or the Chief Executive Officer or such other officer to whom the Executive may then report. Notwithstanding the foregoing, it is expressly understood and agreed that the Board may at any time give any other person authority equivalent or superior to that of the Executive if, in the reasonable judgment of the Board such a change is advisable under the circumstances.

1.3 FULL TIME AND ATTENTION. The Executive shall well and faithfully serve the Corporation and its subsidiaries and shall devote his or her full working time and attention to the business and affairs of the Corporation and its subsidiaries and the performance of his or her duties and responsibilities hereunder; PROVIDED, HOWEVER, that the Executive may participate in other business ventures and activities from time to time which do not interfere with his or her duties hereunder.

1.4 PROHIBITED INTERESTS. Neither the Executive nor any member of his or her immediate family shall purchase or hold an interest in any company doing business with the Corporation (other than as a customer of the Corporation) or competing with the Corporation other than a two percent or lesser interest in publicly traded stock or such other interests to which the Corporation has given its prior written consent.



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                                   ARTICLE II
                            REMUNERATION AND BENEFITS

2.1 ANNUAL BASE SALARY. Effective as of the date hereof and for each year of employment during the Term (an "Employment Year"), the Corporation shall pay to the Executive an annual base salary (the "Annual Base Salary") of not less than $225,000. The Annual Base Salary shall be payable twice monthly in equal installments or in such other regular installments as the Corporation may pay its employees from time to time.

2.2 BENEFITS. The Corporation shall provide to the Executive benefits consistent with benefits provided under the existing benefit plans, practices, programs and policies of the Corporation in effect for executive officers from time to time during the Term.

2.3 VACATION. The Executive shall be entitled to paid vacation in accordance with the Corporation's vacation policy, as the same may be in effect from time to time; provided, however that the Executive shall be entitled to at least four weeks of paid vacation per year.

2.4 BONUS. In addition to the Annual Base Salary, the Executive shall be eligible to participate in the Corporation's current Management Committee bonus program, or any similar program that may replace such program, pursuant to which the Executive may receive bonus payments based upon a plan approved by the Corporation's Compensation Committee for each Employment Year (the "Bonus").

2.5 EXPENSES. During the Term the Corporation will reimburse the Executive for all normal and customary expenses incurred by the Executive in carrying out his or her duties under this Agreement, provided that the Executive complies with the policies, practices and procedures of the Corporation for submission of expense reports, receipts or other similar documentation of such expenses.

                                   ARTICLE III
                              TERM AND TERMINATION

3.1 TERM. Unless otherwise terminated in accordance with the provisions hereof, this Agreement shall have a term of two years from the effective date hereof, as the same is first set forth above (the "Term"). On the expiration of the Term and on each anniversary of the expiration of the Term this Agreement shall automatically renew for an additional one year period (each of which renewal periods shall form part of the Term) unless the Corporation notifies the Executive in writing three months in advance of the expiration of the Term, or any subsequent anniversary thereof, that the Corporation does not wish to further extend this Agreement.

3.2  TERMINATION FOR JUST CAUSE.

     (a) The Corporation may terminate the employment of the Executive hereunder at any time for Just Cause, such termination to be communicated by the Corporation to the Executive by written notice. For the purposes hereof, "Just Cause" means a determination by the Board, in the exercise of its reasonable judgment and after permitting the Executive



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a reasonable opportunity to be heard, that any of the following has occurred:

          (i) the willful and continued failure by the Executive to perform his or her duties and responsibilities with the Corporation under this Agreement (other than any such failure resulting from incapacity due to physical or mental illness or disability) which is not cured within 30 days of receiving written notice from the Corporation specifying in reasonable detail the duties and responsibilities which the Corporation believes are not being adequately performed;

          (ii) the willful engaging by the Executive in any act which is demonstrably and materially injurious to the Corporation;

          (iii) the conviction of the Executive of a criminal offense involving fraud, dishonesty or other moral turpitude;

          (iv) any material breach by the Executive of the terms of this Agreement or any other written agreement between the Executive and the Corporation relating to proprietary information, confidentiality, non-competition or non-solicitation which is not cured within 30 days of receiving written notice from the Corporation specifying in reasonable detail such breach; or

          (v) the engaging by the Executive in any intentional act of dishonesty resulting or intended to result, directly or indirectly, in personal gain to the Executive at the Corporation's expense.

     (b) Upon the termination of the Executive's employment for Just Cause, the Executive shall not be entitled to any severance, termination or other compensation payment other than unpaid base salary earned by the Executive up to the date of termination, together with any amount to which the Executive may be entitled under the provisions of applicable employment legislation in force at the date of termination of the Executive's employment (less any deductions required by law).

3.3  TERMINATION WITHOUT JUST CAUSE OR FOR GOOD REASON.

     (a) The Corporation may terminate the employment of the Executive hereunder at any time without Just Cause, such termination to be communicated by the Corporation to the Executive by at least 30 days prior written notice. In addition, the Executive may terminate his or her employment for Good Reason, such termination to be communicated by the Executive to the Corporation by at least 30 days prior written notice. For purposes of this Agreement, "Good Reason" shall mean (i) a substantial diminution in the Executive's position, duties, responsibilities or authority with the Corporation, (ii) any purported termination of the Executive's employment which is not effected in accordance with this Agreement (which purported termination shall not be effective), (iii) the failure of the Corporation to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement, as contemplated in
Section 4.8 hereof or (iv) any material breach by the Corporation of this Agreement which is not cured within 30 days of receiving



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written notice from the Executive specifying in reasonable detail such breach
(or 10 days in the case of the failure to make any payment hereunder). The Executive's right to terminate his or her employment for Good Reason shall not be affected by his or her incapacity due to physical or mental illness or disability. The Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason hereunder.

     (b) Upon the termination of the Executive's employment without Just Cause or for Good Reason, the Corporation shall have the following obligations:

          (i) if not theretofore paid, the Corporation shall pay to or to the order of the Executive within 10 days after the date of termination of the Executive's employment hereunder any unpaid base salary earned by the Executive up to the date of termination (less any deductions required by law);

          (ii) the Corporation shall pay to or to the order of the Executive, in equal installments in accordance with its normal payroll practices over a one-year period (the "Continuation Period"), as compensation for the Executive's loss of employment, an amount equal to the Annual Base Salary plus the amount of all bonuses pursuant to Section 2.4 hereof paid to or accrued by the Executive with respect to the twelve month period immediately preceding such termination (less any deductions required by law); and

          (iii) during the Continuation Period the Corporation shall provide the Executive with medical and dental insurance benefits identical or substantially similar to those which the Executive was receiving immediately prior to the written notice of termination referenced in section 3.3(a) hereof. On the date following the termination of the Continuation Period, the Executive shall be eligible to commence benefit coverage in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1995, as amended.

3.4 TERMINATION UPON DEATH OR DISABILITY OR BY EXECUTIVE FOR OTHER THAN GOOD REASON.

     (a) The Corporation may terminate the employment of the Executive hereunder at any time forthwith upon the death or permanent disability of the Executive, such termination to be communicated by written notice given by the Corporation to the Executive or, in the event of the death of the Executive, to his or her personal representative or his or her estate. The Executive shall be considered to have become permanently disabled if in any period of 12 consecutive months during the Term, because of ill health, physical or mental disability, or for other causes beyond the control of the Executive, the Executive has been or is reasonably likely to be continuously unable or unwilling or has failed to perform his or her duties and responsibilities hereunder for 120 consecutive days, or if, during any period of 12 consecutive months during the Term, the Executive has been unable or unwilling or has failed to perform his or her duties and responsibilities hereunder



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for a total of 180 days, consecutive or not.

     (b) The Executive may, upon 30 days prior written notice to the Corporation, voluntarily terminate his or her employment hereunder for other than Good Reason.

     (c) On termination of the Executive's employment as a result of the Executive's death or as a result of the Executive having become permanently disabled, or upon the termination by the Executive of his or her or her employment for other than Good Reason, the Corporation shall pay to the Executive or his or her personal representative on behalf of the estate of the Executive, within 10 days after date of termination of the Executive's employment, any unpaid base salary earned by the Executive up to the date of termination, together with any amount to which the Executive may be entitled under the provisions of applicable employment legislation in force at the date of termination of the Executive's employment (less any deductions required by law).

     (d) The several payments and other obligations of the Corporation described in this Section 3.4 are the only severance, compensation or termination payments or benefits that the Executive will receive in the event of any termination of employment set forth in this Section 3.4.

3.5 RETURN OF PROPERTY. Upon the termination of the employment of the Executive hereunder, regardless of the reason therefor, the Executive will immediately deliver or cause to be delivered to the Corporation all books, documents, effects, money, securities, equipment or other property (including manuals, computer disks and software products) belonging to the Corporation, or for which the Corporation is liable to others, which are in the possession, charge or custody of the Executive. The Executive agrees not to make for personal or business use or for the use of any other party any reproductions or copies of any such books, documents, effects or other property belonging to the Corporation or for which the Corporation is liable to others.


                                   ARTICLE IV
                                     GENERAL

4.1 CONFIDENTIAL INFORMATION. The Executive shall hold in a fiduciary capacity for the benefit of the Corporation all secret or confidential information, knowledge or data relating to the Corporation and its subsidiaries and their respective businesses which shall have been obtained by the Executive during the Executive's employment by the Corporation and which shall not be or become public knowledge (other than by acts of the Executive or representatives of the Executive in violation of this Agreement). If the employment of the Executive hereunder is terminated for any reason, the Executive shall not, without the prior written consent of the Corporation or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to any person other than the Corporation and those persons designated by it.


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4.2  NON-INTERFERENCE WITH PERSONNEL RELATIONS. During the Executive's
employment with the Corporation and for a period of twelve months thereafter, the Executive will not, directly or indirectly, solicit, entice or persuade any employee of the Corporation or any of its subsidiaries to leave the services of the Corporation for any reason.

4.3 EQUITABLE RELIEF. The Executive acknowledges that a breach of the restrictions contained in Sections 4.1 and 4.2 hereof will cause irreparable damage to the Corporation, the exact amount of which will be difficult to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, the Executive and the Corporation agree that if the Executive breaches or attempts to breach any of the restrictions contained in Sections 4.1 and 4.2 hereof, then the Corporation shall be entitled to temporary or permanent injunctive relief with respect to any such breach or attempted breach (in addition to any other remedies, at law or in equity, as may be available to the Corporation), without posting bond or other security.

4.4 RESIGNATIONS. If the employment of the Executive hereunder is terminated in accordance with the terms of this Agreement, the Executive shall tender his or her resignation from all positions he may hold as an officer or director of the Corporation or any of its subsidiaries.

4.5 MITIGATION. The Executive shall have no duty to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for in this Agreement be reduced by any compensation earned by the Executive as the result of employment by another employer after the date of termination of the Employee's employment with the Corporation, or otherwise.

4.6 NOTICES. Any notice required or permitted to be given under this Agreement shall be in writing and shall be properly given if delivered personally or mailed by prepaid registered mail addressed as follows:

     (a)  in the case of the Corporation, to:

               The Learning Company, Inc.
               One Athenaeum Street
               Cambridge, Massachusetts  02142
                 Attention:  General Counsel

     (b)  in the case of the Executive, to:

               Kathryn Quinby-Johnson
               11553 Welters Way
               Eden Prairie, MN 55347

or to such other address as the parties may from time to time specify by notice given in accordance herewith. Any notice so given shall be conclusively deemed to have been given or made on the day of delivery, if delivered, or, if mailed by registered mail, upon the date shown on the postal return receipt as the date upon which the envelope containing



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such notice was actually received by the addressee.

4.7 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the employment relationship contemplated hereby and cancels and supersedes all prior understandings and agreements between the parties with respect thereto, and no agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

4.8 SUCCESSORS AND ASSIGNS. Neither the Executive nor the Corporation may assign its rights hereunder to another person without the consent of the other; provided, however, that the Corporation may assign its rights hereunder to a successor corporation which acquires (whether directly or indirectly, by purchase, arrangement, merger, consolidation, dissolution or otherwise) all or substantially all of the business or assets of the Corporation and expressly assumes and agrees to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform it if no such succession had taken place and provided that such successor shall reasonably be able to perform all of its obligations under this Agreement. As used in this Agreement, the term "Corporation" shall mean the Corporation (as herein defined) and any successor to its business or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise.

4.9 ENUREMENT. This Agreement shall enure to the benefit of and be binding upon the Executive and his or her personal representatives and upon the Corporation and its successors and permitted assigns.

4.10 FURTHER ASSURANCES. Each of the Corporation and the Executive agrees to execute all such documents and to do all such acts and things as the other party may reasonably request and as may be lawful and within its power to do or to cause to be done in order to carry out or implement in full the provisions and intent of this Agreement.

4.11 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts and the federal laws of the United States of America applicable therein. Each of the parties assents to the jurisdiction of the courts of the Commonwealth of Massachusetts to hear any action, suit or proceeding arising in connection with this Agreement.

4.12 WAIVER OF RIGHTS. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing by the party against whom the same is sought to be enforced and no failure by any party to enforce any of its rights hereunder shall, except as aforesaid, be deemed to be a waiver of such right. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any provision of this Agreement to be performed by such other party shall be deemed to be a waiver of a similar or dissimilar provision hereof at the same or at any prior or subsequent time.


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4.13 MANDATORY ARBITRATION. Except as expressly stated below, any dispute, controversy or claim arising out of or relating to my employment by the Corporation or its termination, including but not limited to claims of unlawful discrimination or harassment (collectively, the "Arbitrable Claims"), will be settled by binding arbitration in (a) Boston or Cambridge, Massachusetts (if the Executive's primary place of work is in Massachusetts), or (b) Fremont or San Francisco, California (if the Executive's primary place of work is in California) or (c) in such city as is located the office of the Corporation in which constitutes the Executive's primary place of work (if the Executive's primary place of work is not in Massachusetts or California), in accordance with the then current rules of the American Arbitration Association (the "AAA"), before an experienced employment arbitrator licensed to practice law in the state in which the arbitration is conducted (the "Arbitration Site") and selected in accordance with the Model Employment Arbitration Procedures of the AAA. Notwithstanding the foregoing, and for purposes of clarity, each of the Corporation and the Executive acknowledges and agrees that any Arbitrable Claim shall be governed by the internal laws of the Commonwealth of Massachusetts (regardless of the Arbitration Site) without regard to the laws that might otherwise apply under applicable principles of conflicts of laws. The Corporation and the Executive each knowingly waive the right to a jury trial in a court of law with respect to the Arbitrable Claims. For purposes of any arbitration under this Section 4.13, the Corporation and the Executive hereby incorporate by reference, and adopt all of the discovery rights and procedures referenced in, the Massachusetts Code of Civil Procedure, and agree that each of the Corporation and the Executive shall pay the fees of its, his or her own attorneys, the expenses of its, his or her own witnesses and any other expenses connected with presenting its, his or her own claims. The fees of the arbitrator will be paid half by the Executive and half by the Corporation, provided that the Corporation will pay 100% of any portion of the arbitrator's fee that exceeds $1000. The Arbitrator shall have the power to summarily adjudicate claims and/or enter summary judgment in appropriate cases. Notwithstanding any of the foregoing, any claim or counterclaim brought for infringement or misappropriation of any patent, copyright, trade secret, trademark or other proprietary right shall not be subject to arbitration, and neither the Executive nor the Corporation waive any right to submit any such claim, or any factual or legal issues relating to such a claim, to a court of competent jurisdiction.

          IN WITNESS WHEREOF the parties hereto have executed this Agreement on the date and year first above written.


                                    /s/ Kathryn Quinby-Johnson
                                    --------------------------------------------
                                    KATHRYN QUINBY-JOHNSON

           THE LEARNING COMPANY, INC.


                                    By:  /s/ William Shupert
                                         ---------------------------------------
                                         William Shupert
                                         Vice President, Human Resources


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